Exhibit 4.3

NUMBER ________-	(SEE REVERSE SIDE FOR LEGEND) THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO THE EXPIRATION DATE (DEFINED BELOW)	WARRANTS

MOTION ACQUISITION CORP.

CUSIP 61980M 115

WARRANT

THIS CERTIFIES THAT, for value received

is the registered holder of a warrant or warrants (the “Warrant(s)”) of Motion Acquisition Corp., a Delaware corporation (the “Company”), expiring at 5:00 p.m., New York City time, on the five year anniversary of the Company’s completion of an initial merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (a “Business Combination”), or earlier upon redemption or liquidation, to purchase one fully paid and non-assessable share of Class A common stock, par value $0.0001 per share (“Shares”), of the Company for each whole Warrant evidenced by this Warrant Certificate. The Warrant entitles the holder thereof to purchase from the Company, commencing on the later of (a) 12 months from the closing of the Company’s initial public offering and (b) 30 days after the Company’s completion of an initial Business Combination, such number of Shares of the Company at the Warrant Price (as defined below), upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of Continental Stock Transfer & Trust Company (the “Warrant Agent”), but only subject to the conditions set forth herein and in the Warrant Agreement between the Company and Continental Stock Transfer & Trust Company dated as of ______, 2020 (the “Warrant Agreement”). The Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement. In no event will the Company be required to net cash settle any warrant exercise. The term “Warrant Price” as used in this Warrant Certificate refers to the price per Share at which Shares may be purchased at the time the Warrant is exercised. The initial Warrant Price per Share is equal to $11.50 per share. The Warrant Agreement provides that upon the occurrence of certain events the Warrant Price, the Redemption Trigger Price (defined below) and the number of Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted.

No fraction of a Share will be issued upon any exercise of a Warrant. If the holder of a Warrant would be entitled to receive a fraction of a Share upon any exercise of a Warrant, the Company shall, upon such exercise, round up to the nearest whole number the number of Shares to be issued to such holder.

Upon any exercise of the Warrant for less than the total number of full Shares provided for herein, there shall be issued to the registered holder hereof or the registered holder’s assignee a new Warrant Certificate covering the number of Shares for which the Warrant has not been exercised.

Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

This Warrant does not entitle the registered holder to any of the rights of a stockholder of the Company.

The Company reserves the right to call the Warrant at any time prior to its exercise with a notice of call in writing to the holders of record of the Warrant, giving at least 30 days’ notice of such call (“Redemption Notice”), at any time while the Warrant is exercisable, if the last sale price of the Shares has been at least $18.00 per share (the “$18.00 Redemption Trigger Price”) on each of 20 trading days within any 30 trading day period (the “30-day trading period”) commencing after the Warrants become exercisable and ending on the third business day prior to the date on which notice of such call is given. The call price of the Warrants is to be $0.01 per Warrant. Any Warrant either not exercised or tendered back to the Company by the end of the date specified in the notice of call shall be canceled on the books of the Company and have no further value except for the $0.01 call price. The Company also reserves the right to call the Warrant at any time following 90 days after the Warrant becomes exercisable, upon delivery of the Redemption Notice, if and only if the last sales price of the Shares is at least $10.00 per share (the “$10.00 Redemption Trigger Price”) on the trading day prior to the date on which the Redemption Notice is given, all Private Warrants (as defined in the Warrant Agreement) issued by the Company are also concurrently called for redemption on the same terms as the Warrant, and there is a current registration statement in effect with respect to the Shares underlying the Warrants during the 30-day trading period and continuing each day thereafter until the date of redemption. The call price of the Warrants in this instance is to be $0.10 per Warrant. Any Warrant either not exercised or tendered back to the Company by the end of the date specified in the notice of call shall be canceled on the books of the Company and have no further value except for the $0.10 call price.

By

President	Secretary

SUBSCRIPTION FORM

To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder irrevocably elects to exercise ______________ Warrants represented by this Warrant Certificate, and to purchase the Common Stock issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to __________________________________________________________________________

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Dated:
(SIGNATURE)

(ADDRESS)

(TAX IDENTIFICATION NUMBER)

ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received, _______________________ hereby sell, assign, and transfer unto

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to __________________________________________________________________________

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

______________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint _________________________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:
(SIGNATURE)

The signature to the assignment of the Subscription Form must correspond to the name written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by a commercial bank or trust company or a member firm of the NYSE American, Nasdaq, New York Stock Exchange, Pacific Stock Exchange, or Chicago Stock Exchange.